Exhibit 3.92

LIMITED LIABILITY COMPANY AGREEMENT

OF

HIC HOLDINGS LLC

This Limited Liability Company Agreement (this “Agreement”) of HIC Holdings LLC, a Delaware limited liability company (the “Company”) is entered into as of November 19, 2015, by the sole member of the Company (the “Member,” and together with any additional or substitute members, each, a “Member” and collectively, the “Members”).

WHEREAS, HIC Holdings Corporation (the “Corporation”) was organized as a Delaware corporation;

WHEREAS, the board of directors of the Corporation adopted a resolution adopting and approving the conversion of the Corporation to a limited liability company and the adoption of this Agreement, and recommending the adoption of such conversion and this Agreement to the sole stockholder of the Corporation, pursuant to Section 266 of the General Corporation Law of the State of Delaware (the “GCL”);

WHEREAS, by written consent, the sole stockholder of the Corporation adopted and approved the conversion of the Corporation to a limited liability company and the adoption of this Agreement pursuant to Section 266 of the GCL;

WHEREAS, on the date hereof, the Corporation was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”) and Section 266 of the GCL by causing the filing with the Secretary of State of the State of Delaware of a Certificate of Conversion to Limited Liability Company and a Certificate of Formation of the Company (the “Conversion”); and

WHEREAS, pursuant to this Agreement and the Conversion, the sole stockholder of the Corporation became a member of the Company, the shares of stock in the Corporation were converted into limited liability company interests in the Company, and the sole stockholder of the Corporation became the owner of all of the limited liability company interests in the Company.

NOW THEREFORE, the Member hereby agrees as follows:

1. Conversion of the Corporation; Name. Effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Corporation and the By-Laws of the Corporation, each in effect on the date hereof, are replaced and superseded in their entirety by this Agreement in respect of all periods beginning on or after the Conversion, (ii) the sole stockholder of the Corporation immediately prior to the Conversion is automatically admitted to the Company as a member of the Company upon its execution of this Agreement, (iii) all of the shares of stock in the Corporation issued and outstanding immediately prior to the Conversion are converted to all of the limited liability company interests in the Company, (iv) the sole stockholder of the Corporation immediately prior to the Conversion is the owner of all the limited liability company interests in the Company, and (v) all certificates evidencing shares of stock in the Corporation issued by the Corporation and outstanding immediately prior to the Conversion shall be surrendered to the Company and shall be canceled on the books and records of the Corporation. The name of the limited liability company is HIC Holdings LLC. The Company is a separate legal entity distinct from its members. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation in accordance with the Act.

2. Certificates. Owen Wilcox, as an “authorized person” within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware (such filing being hereby approved and ratified in all respects). Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and each Member, Director and Officer thereupon became a designated “authorized person” and shall continue as a designated “authorized person” within the meaning of the Act. A Member, Director or Officer shall execute, deliver and file, or cause the execution, delivery and filing of any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

4. Powers. The Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 3, and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act. The Company is capable of carrying on its business in its own right and all assets of the Company shall be the property of the Company until such time as such assets may be disposed of by the Company, including pursuant to a distribution in accordance Sections 12 or 19.

5. Principal Business Office. The principal business office of the Company shall be located at 7930 Jones Branch Drive, McLean, Virginia 22102, or at such other location as may hereafter be determined by the Members.

6. Registered Office. The address of the registered office of the Company in the State of Delaware as of the date hereof is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

7. Registered Agent. The name and address of the registered agent of the Company as of the date hereof for service of process on the Company in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

8. Members; Interests.

a. General. The names and mailing addresses of the Members are set forth on Schedule A hereto. The limited liability company interests in the Company shall be represented by “Units.” Units may be issued in whole or fractional Units, as determined by the Board. Each whole Unit shall have a nominal value of $1.00, and each fractional Unit shall have a corresponding fractional nominal value. As of the date hereof, there are 100 Units outstanding, with each Member owning the number of Units set forth opposite such Member’s name on Schedule A hereto.

b. Consents. Whenever this Agreement provides that an action may be taken by or with the consent of the Members, such action may be taken or shall be consented to by Members holding at least a majority of the Units then outstanding.

c. Article 8 Opt-in. Each Unit shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

d. Certificates. The Units shall be evidenced by certificates (the “Unit Certificates”) in the form attached as Exhibit A hereto, and each such Unit Certificate shall be executed by an Officer or a Director on behalf of the Company. The Company shall maintain a register (the “Register”) setting forth the name and address of each Member and the Unit Certificate number(s) and number of Units held by each Member.

e. Transfers. The Company shall maintain books, including the Register, for the purpose of registering the transfer of Units. A transfer of Units shall be effected by the Company’s registering the transfer on the books and records of the Company (including the Register) upon delivery of an endorsed Unit Certificate representing the Units being transferred. Upon any transfer of Units, any Unit Certificates evidencing such transferred Units shall be marked cancelled by the Company, with the date of cancellation, and shall be immediately placed in a certificate book maintained by the Company for that purpose, and a new Unit Certificate shall be issued by the Company to the transferee holding such Units. If a Member does not transfer all of its Units, the Company shall, following such transfer, issue a new Unit Certificate to the transferor Member reflecting the number of Units still held by such transferor Member following such transfer.

9. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

10. Capital Contributions.

a. Initial Contributions. The Members have contributed the amounts of cash or other property to the Company (including when the Company was the Corporation) as set forth in the books and records of the Company.

b. Additional Contributions. No Member is required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of all of the Members.

c. Property of Company. Upon the making of any capital contribution to the Company by a Member, such cash or other property contributed to the Company shall become the property of the Company and shall not be treated as a debt owed by the Company to such Member.

d. Withdrawal of Capital. A Member shall not be entitled to withdraw any part of its capital contribution or to receive any distribution from the Company, except as otherwise provided in this Agreement. A Member shall not receive out of the Company’s property any part of its capital contributions until all liabilities of the Company, except liabilities to Members on account of their capital contributions, have been satisfied or there remains property of the Company sufficient to satisfy them.

11. Allocation of Profits and Losses. To the fullest extent permitted by law, all profits and losses of the Company shall be allocated to a profit and loss reserve of the Company. The profits and losses of the Company shall not be allocated to the Members pursuant to Section 18-503 of the Act unless and until such time as a distribution is declared by the Company.

12. Distributions.

a. From time to time, if the Company’s cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions, and a reasonable contingency reserve, and if such an excess exists, the Board may, in its sole discretion, cause the Company to distribute any such excess amount to the Members, pro rata in accordance with the number of Units owned by each Member.

b. For the avoidance of doubt, to the fullest extent permitted by law, prior to any such distributions, the profits or losses of the Company shall belong to the Company and the Members shall have no entitlement to them until a distribution has been declared.

c. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

13. Management.

a. Management of the Company. The business and affairs of the Company shall be managed and controlled by a board of managers (the “Board”). The members of the Board (the “Directors”) shall be “managers” within the meaning of the Act. The Board shall have full and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company.

b. Composition; Directors. The Board shall initially be composed of three (3) Directors designated by the Members; provided that the Members may from time to time increase or decrease the number of Directors. The directors of the Corporation immediately prior to the Conversion shall be, and are hereby appointed as, the Directors of the Company as of the date hereof.

c. Meetings. Regular meetings of the Board may be called on at least twenty four (24) hours notice to each Director, either personally, by telephone, by mail, by telecopier, by electronic mail or by any other means of communication reasonably calculated to give notice, at such times and at such places as shall from time to time be determined by the Board, or the chairman thereof (if any), as applicable. Any Director may call a special meeting of the Board on not less than twenty four (24) hours notice to each other Director, either personally, by telephone, by mail, by telecopier, by electronic mail or by any other means of communication reasonably calculated to give notice. Notice of a special meeting need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting the lack of notice prior thereto or at its commencement. The notice shall state the purposes of the meeting.

d. Quorum and Acts of the Board. At all duly called meetings of the Board, a majority of the total number of Directors shall be required to establish a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. No action may be taken by the Board at any meeting under this Agreement or the Act without the consent of a majority of the Directors present at the meeting. Each Director shall be entitled to one vote.

e. Telephonic or Video Communications. Members of the Board may participate in any meeting of the Board by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in such meeting can hear and speak to each other, and such participation in such meeting shall constitute presence in person at the meeting.

f. Action by Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting and without a vote, if a consent or consents in writing (including by email), setting forth the action so taken, shall be signed by the requisite number of Directors whose consent would be needed to take such action at a duly-held meeting of the Board at which all Directors were present (provided, that for such purposes an electronic signature shall be valid).

g. Removal of Directors; Resignations; Vacancies. Any Director or the entire Board may be removed or expelled, with or without cause, at any time by the Members. Any Director may resign at any time upon notice to the Company. Unless otherwise provided by law, any newly created Board seat or any vacancy occurring in the Board for any reason may be filled by the Members.

h. Officers. The Board may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the

Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 13.h may be revoked at any time by the Board. The officers of the Corporation immediately prior to the Conversion shall be, and are hereby appointed as, the Officers of the Company as of the date hereof.

i. Authorization. Notwithstanding any other provision of this Agreement, each Director and each Officer, acting singly, is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person.

14. Other Business. The Members, Directors and Officers, and any person affiliated with any of the Members, Directors or Officers, may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. None of the Company or the other Members shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

15. Exculpation and Indemnification. No Member, Director or Officer (collectively, the “Covered Persons”) shall be liable to the Company, any Member or any other person bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. To the full extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 15 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

16. Assignments. A Member may assign in whole or in part its limited liability company interest in the Company without the consent of any other person (including, for the avoidance of doubt, any other Member) being required. The transferee shall be admitted to the Company as a substitute Member without the consent of any other person (including, for the avoidance of doubt, any other Member) being required upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement and the issuance to such transferee of a Unit Certificate pursuant to Section 8 hereof. If a Member transfers all of its interest in the Company pursuant to this Agreement, the transferor Member shall cease to be a member of the Company immediately following such admission. Upon the admission of any transferee as a substitute Member pursuant to this Section 16, such substitute Member shall have all of the rights and obligations of a Member hereunder, including the right to vote such Units on any matter submitted to the Members for a vote or consent.

17. Resignation. A Member may resign from the Company at any time without the consent of any other person (including, for the avoidance of doubt, any other Member) being required.

18. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of all of the Members.

19. Dissolution.

a. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of all the Members to dissolve the Company, (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act, or (iii) any time there are no members of the Company unless the Company is continued without dissolution in accordance with this Agreement or the Act.

b. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

20. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

22. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements between the parties.

23. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

24. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by all of the Members.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date set forth above.

HIC SECOND CORPORATION

By:	/s/ W. Steven Standefer
Name: W. Steven Standefer
Title: Senior Vice President

SCHEDULE A

Member Name	Member Address	Number of Units
HIC Second Corporation	7930 Jones Branch Drive McLean, VA 22102	100

EXHIBIT A

CERTIFICATE FOR

HIC HOLDINGS LLC

[Insert any applicable legends. e.g. Securities laws legends]

Certificate Number	Units

HIC HOLDINGS LLC, a Delaware limited liability company (the “Company”), hereby certifies that                      (the “Holder”) is the registered owner of              Units representing limited liability company interests in the Company (the “Units”). THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE UNITS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF                          , 20    , AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE “AGREEMENT”). THE TRANSFER OF THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Units evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Units.

Each Unit shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by [                    ] as of the date set forth below.

HIC HOLDINGS LLC
Dated:
Name:
Title:

(REVERSE SIDE OF CERTIFICATE

FOR UNITS OF HIC HOLDINGS LLC)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      (print or typewrite name of Transferee),                      (insert Social Security or other taxpayer identification number of Transferee), the following specified number of Units:                      (identify the number of Units being transferred), and irrevocably constitutes and appoints                     , as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:	Signature:
(Transferor)
Address: